Exhibit 10.1

May 22, 2024

EzFill Holdings, Inc

Yehuda Levy, CEO

Via email communication

Mr. Levy,

This letter is to confirm that all of the notes owed from EzFill Holdings, Inc. to NextNRG Holding Corp., shall not become due and payable upon the successful completion of EzFill’s public offering as contemplated by its form S1 filed with the SEC. Instead, the notes shall continue to be extended by two-month periods until such time as NextNRG provides notice pursuant to such notes (as set forth in Section 4).

Sincerely,

/s/ Michael D. Farkas
Michael D. Farkas, CEO.
NextNRG Holding Corp.

Ackowledged by EzFill

407 Lincoln Road Ste. 9F Miami Beach FL 33139

305-786-NEXT